UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2004 (December 20, 2004)

Eclipsys Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-24539	65-0632092

(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation	File Number)	Identification No.)

1750 Clint Moore Road	33487
Boca Raton, Florida

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 322-4321

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     (a)      On December 20, 2004, the Registrant entered into an employment agreement with John A. Adams, the Registrant’s Executive Vice President and Chief Administrative Officer. Pursuant to this agreement, the Registrant agrees to employ Mr. Adams as Executive Vice President and Chief Administrative Officer at an initial annual salary of $450,000. Mr. Adams will participate in the Registrant’s executive bonus plan, with an initial target bonus of at least $200,000 for 2005, of which $100,000 is guaranteed. Mr. Adams also receives (i) a one-time signing bonus of $140,000; (ii) an option grant of 400,000 shares of the Registrant’s common stock; and (iii) a restricted stock grant of 100,000 shares of the Registrant’s common stock . The terms of the agreements regarding the option grant and restricted stock grant are described below. Pursuant to the employment agreement, Mr. Adams shall remain employed by Registrant until his employment is terminated by either Registrant or Mr. Adams. If Mr. Adams’ employment is terminated by the Registrant without cause or by Mr. Adams for good reason (each as defined in the agreement), the Registrant must provide to Mr. Adams payment equal to his base salary for 18 months, a bonus equal to 150% of his target bonus on the date of termination, an additional 12 months of vesting of stock and options granted to him (to the extent the relevant option or stock grant agreement does not already provide a similar benefit) and continuation of life, health and dental benefits for 18 months (or until such time as Mr. Adams is covered by a similar program of another employer). If Mr. Adams’ employment is terminated by the Registrant or its successor without cause or by Mr. Adams for good reason within two years following a change in control of the Registrant, the Registrant must pay Mr. Adams his base salary for 24 months and a bonus equal to 200% of his target bonus on the date of termination, and provide him with full vesting of all restricted stock awards and option grants and continuation of life, health and dental benefits for an additional 24 months or until such time as Mr. Adams is covered by a similar program of another employer.

                Furthermore, on December 20, 2004, the Registrant entered into a non-qualified stock option agreement with Mr. Adams. This option was granted without stockholder approval as an inducement grant in accordance with NASDAQ Marketplace Rule 4350. Pursuant to this agreement, the Registrant granted Mr. Adams an option to purchase up to 400,000 shares of the common stock of the Registrant at a purchase price of $19.96 per share. This option vests over a five-year period, with 20% vesting on December 20, 2005 and monthly thereafter at the rate of 1.667% per month until December 20, 2009, provided that Mr. Adams remains employed by the Registrant at the end of each such period. The option terminates 90 days after the termination of the relationship between Mr. Adams and the Registrant, unless the termination is for cause (in which case the option may not be exercised) or is a result of the death or disability of Mr. Adams (in which case the option terminates 180 days after the date of termination). Unless exercised or terminated earlier, the option expires after 10 years from the date of grant. In the event Mr. Adams’s employment is terminated by the Registrant without cause or by Mr. Adams for good reason, the vesting schedule of the options will accelerate by 12 months. Further, as provided in the employment agreement, in the event Mr. Adams’s employment is terminated by the Registrant or its successor without cause or by Mr. Adams for good reason within two years following a change in control of the Registrant, the options will immediately vest in full.

                Also on December 20, 2004, the Registrant entered into a restricted stock agreement with Mr. Adams. This restricted stock award was made without stockholder approval as an inducement grant in accordance with NASDAQ Marketplace Rule 4350. Pursuant to this agreement, the Registrant granted Mr. Adams the right to purchase 100,000 shares of the common stock of the Registrant at a purchase price of $0.01 per share. The Registrant maintains the right to repurchase the unvested portion of these shares at the original purchase price upon the termination of the relationship between the Registrant and Mr. Adams. The shares vest over a five-year period, with 20% vesting on December 20, 2005 and 1.667%

vesting each month thereafter until December 20, 2009, provided that Mr. Adams remains employed by the Registrant at the end of each such period. In the event Mr. Adams’ employment is terminated by the Registrant without cause or by Mr. Adams for good reason, the vesting schedule for the shares will accelerate by 12 months. Further, as provided in the employment agreement, in the event Mr. Adams’employment is terminated by the Registrant or its successor without cause or by Mr. Adams for good reason within two years following a change in control of the Registrant, the shares will immediately vest in full.

                The above descriptions of the material terms of these agreements are qualified in their entirety by the full text of the respective agreements attached hereto as exhibits.

     Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c)      On December 20, 2004, the Registrant appointed John A. Adams as Executive Vice President and Chief Administrative Officer. Mr. Adams is 49 years old. Prior to joining Eclipsys, Mr. Adams served as the Corporate Executive Vice President, Chief Financial Officer and Treasurer of Exult, Inc., a human resources outsourcing company, from June 2003 until December 2004. Prior to joining Exult, Mr. Adams served as Vice President and Chief Financial Officer for AT&T Corp.’s Business Services division from October 2000 to June 2003. From May 1985 to October 2000, Mr. Adams served in a number of roles with Electronic Data Systems Corporation, including most recently as Vice President and Corporate Controller. See Item 1.01(a)(i) for a description of the material terms of the employment agreement between the Registrant and Mr. Adams.

Item 9.01.  Financial Statements and Exhibits

     (c)      Exhibits

                See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECLIPSYS CORPORATION
Date: December 23, 2004	By:	/s/ Robert J. Colletti Robert J. Colletti Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement with John A. Adams

10.2	Non-Qualified Stock Option Agreement with John A. Adams

10.3	Restricted Stock Agreement with John A. Adams